UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K/A

Amendment No. 3

to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2013 (August 8, 2013)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 12th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 9, 2013, American Realty Capital Properties, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) announcing that the Company’s board of directors had approved the Company’s potential acquisition of a portfolio of properties from Inland American Real Estate Trust, Inc. (“Inland”) and, on August 8, 2013, the Company’s former sponsor, AR Capital, LLC (“ARC”), entered into a purchase and sale agreement (the “Purchase Agreement”) with respect to various portfolios with Inland, including the portfolio that would be acquired by the Company (the “Inland Portfolio”). On September 25, 2013, the Company filed Amendment No. 1 to the Initial Report (“Amendment No. 1”) for the purpose of describing the Purchase Agreement and filing the Purchase Agreement as Exhibit 2.1 thereto and providing audited and unaudited financial information related to the Inland Portfolio, as required by Item 9.01 of Form 8-K as of and for the period ended June 30, 2013. On November 18, 2013, the Company filed Amendment No. 2 to the Initial Report (“Amendment No. 2”) to provide updated unaudited and pro forma historical financial information relating to the acquisition of the Inland Portfolio, as required by Item 9.01 of Form 8-K as of and for the period ended September 30, 2013. As of the date of the filing of Amendment No. 2, the Company had acquired five of the properties comprising the 33 properties contained in the Inland Portfolio.

The 33 properties contained in the Inland Portfolio are expected to be acquired for a total purchase price of approximately $501.0 million, subject to adjustments set forth in the Purchase Agreement and exclusive of closing costs, which was allocated to the Company based on the pro rata fair value of the Inland Portfolio relative to the fair value of all of the properties to be acquired from Inland by the Company and the other entities sponsored directly or indirectly by ARC.

The Company is now filing this Amended Current Report on Form 8-K/A (this “Amendment No. 3”) to update Item 2.01 of the Initial Report to disclose that it closed on the purchase of 23 of the properties included in the Inland Portfolio on February 21, 2014. This Amendment No. 3 makes no other changes to the Initial Report, Amendment No. 1 or Amendment No. 2.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 21, 2014, the Company, through wholly owned subsidiaries of its operating partnership, closed the acquisition of 23 additional properties comprising part of the Inland Portfolio, for an aggregate contract purchase price of $211.0 million, exclusive of closing costs. On September 24, 2013, the Company acquired five of the 33 properties comprising the Inland Portfolio for a total purchase price of $56.4 million, exclusive of closing costs. Following the Company’s February 21, 2014 acquisition of 23 additional properties comprising part of the Inland Portfolio, the remaining five properties are expected to close in the first half of 2014 for an aggregate contract purchase price of $233.6 million, exclusive of closing costs. The sellers of the Inland Portfolio have no material relationship with the Company and the acquisition of the 23 properties noted herein was not an affiliated transaction.

The Company funded the September 24, 2013 purchase of five properties using cash on hand and funded the purchase of the 23 properties on February 21, 2014 using borrowings under its credit facility and cash on hand.

As of December 31, 2013, the Inland Portfolio contains an aggregate of 6.3 million rentable square feet located in 14 states and is 94% leased. The remaining weighted-average term of the leases in the Inland Portfolio is approximately 4.5 years. Substantially all of the leases are net whereby the tenants are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: February 27, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors